Exhibit 99.1

HCI Group Reports Fourth Quarter and Full Year 2020 Results

Tampa, Fla. – March 11, 2021 –  HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the three and twelve months ended December 31, 2020.

Fourth Quarter 2020 - Financial Results

Net income for the fourth quarter of 2020 totaled $2.7 million or $0.35 diluted earnings per share compared with $6.4 million or $0.82 diluted earnings per share in the fourth quarter of 2019. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $1.8 million or $0.22 diluted earnings per share compared with $5.9 million or $0.76 diluted earnings per share in the fourth quarter of 2019. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $139.3 million for the fourth quarter of 2020 were up 109.2% from $66.6 million in the fourth quarter of 2019. The increase was due to the growth of Homeowners Choice gross written premiums from $42.5 million to $97.2 million and the growth of TypTap Insurance Company gross written premium from $24 million to $42.1 million.  Included in the gross written premiums of Homeowners Choice was $44.6 million assumed from United Property & Casualty Insurance Company as part of a quota share agreement.

Consolidated gross premiums earned of $109.1 million for the fourth quarter of 2020 were up 21.0% from $90.2 million in the fourth quarter of 2019.

Premiums ceded for reinsurance for the fourth quarter of 2020 increased to $44.2 million from $31.5 million in the fourth quarter of 2019 and represented 40.5% and 34.9%, respectively, of gross premiums earned.

Net investment income was $1.3 million compared with $2.5 million in the fourth quarter of 2019. The decrease was primarily due to a decrease in income from limited partnership investments and lower interest income from fixed-maturity securities and cash balances.

Net unrealized investment gains were $1.3 million in the fourth quarter of 2020 compared with $0.7 million in 2019.

Losses and loss adjustment expenses were $40.4 million compared with $28.9 million in the same period in 2019. The increase was driven by growth in gross premiums earned as well as reserves recorded for Tropical Storm Eta of $10.0 million. These increases were offset somewhat by lower prior year development.

Policy acquisition and other underwriting expenses were $14.8 million compared with $11.8 million in the same quarter of 2019. The increase primarily relates to growth in gross premiums earned.

Full Year 2020 - Financial Results

Net income for the twelve months ended December 31, 2020 totaled $27.6 million or $3.49 diluted earnings per share compared with $26.6 million or $3.31 diluted earnings per share for the twelve months ended December 31, 2019.

Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the twelve-month period was $27.1 million or $3.44 diluted earnings per share compared with $20.6 million or $2.57 diluted earnings per share in the same period of 2019. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums of $504.2 million for the year 2020 were up 38% from $364.9 million in 2019. The increase was due to the growth of Homeowners Choice gross written premiums from $304.7 million to $399.3 million and the growth of TypTap Insurance Company gross written premium from $60.3 million to $104.9 million.  Included in the gross written premiums of Homeowners Choice was $44.6 million assumed from United Property & Casualty Insurance Company as part of a quota share agreement.

In-force premiums for TypTap at December 31, 2020 were $105.4 million compared with $59.6 million at December 31, 2019.

Gross premiums earned increased 21.6% to $415.9 million from $342.1 million in 2019.

Premiums ceded were $153.5 million or 36.9% of gross premiums earned compared with $125.8 million or 36.8% of gross premiums earned during 2019.

Net investment income was $4.6 million compared with $13.6 million in the year ended December 31, 2019. The decrease was primarily due to a decrease in income from limited partnership investments and lower interest income from fixed-maturity securities and cash balances.

The gain on involuntary conversion of $37.0 million for the year ended December 31, 2020 was attributable to an eminent domain proceeding by the Florida Department of Transportation related to a highway expansion project in Tampa, Florida.

Losses and loss adjustment expenses for the years ended December 31, 2020 and 2019 were $160.0 million and $107.5 million, respectively. The increase was driven by increases in gross premiums earned and losses related to Hurricane Sally of $20.3 million and losses related to Tropical Storm Eta of $10.0 million.

Policy acquisition and other underwriting expenses were $53.9 million compared with $42.5 million in 2019. The increase relates primarily to higher agent commission rates and property inspection costs associated with the organic growth of TypTap.

Management Commentary

“Despite the pandemic and the most active hurricane season on record, we were profitable in all four quarters and gross written premiums grew $139.2 million, driven primarily by organic policy growth at TypTap Insurance Company,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We remain focused on generating profits and shareholder returns.”

Conference Call

HCI Group will hold a conference call later today, March 11, 2021, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 559623

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through April 11, 2021.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 39938

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc.  HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Rachel Swansiger, Esq.

Investor Relations

HCI Group, Inc.

Tel (813) 405-3206

rswansiger@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Amber Brinkley

Kippen Communications

Tel (727) 466-7695

amber@kippencommunications.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At December 31, 2020	At December 31, 2019

Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $70,265 and $199,954, respectively) (allowance for credit losses: $588 and $0, respectively)	$71,722	$202,839
Equity securities, at fair value (cost: $47,029 and $31,863, respectively)	51,130	35,285
Short-term investments, at fair value	—	491
Limited partnership investments, at equity	27,691	28,346
Investment in unconsolidated joint venture, at equity	705	762
Real estate investments	74,472	73,763
Total investments	225,720	341,486

Cash and cash equivalents	431,341	229,218
Restricted cash	2,400	700
Accrued interest and dividends receivable	588	1,616
Income taxes receivable	4,554	1,040
Premiums receivable, net	68,382	20,255
Prepaid reinsurance premiums	36,376	17,983
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 in 2020 and 2019)	14,127	16,155
Unpaid losses and loss adjustment expenses (allowance: $85 and $0, respectively)	71,019	116,523
Deferred policy acquisition costs	43,858	21,663
Property and equipment, net	12,767	14,698
Right-of-use-assets - operating leases	4,002	484
Intangible assets, net	3,568	4,192
Other assets	22,611	16,596

Total assets	$941,313	$802,609

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$212,169	$214,697
Unearned premiums	269,399	181,163
Advance premiums	11,370	5,589
Assumed reinsurance balances payable	87	76
Accrued expenses	10,181	10,059
Deferred income taxes, net	11,925	4,008
Revolving credit facility	23,750	9,750
Long-term debt	156,511	163,695
Lease liabilities - operating leases	4,014	513
Other liabilities	40,771	27,516

Total liabilities	740,177	617,066

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,785,617 and 7,764,564 shares issued and outstanding in 2020 and 2019, respectively)	—	—
Additional paid-in capital	—	—
Retained income	199,592	183,365
Accumulated other comprehensive income, net of taxes	1,544	2,178

Total stockholders’ equity	201,136	185,543

Total liabilities and stockholders’ equity	$941,313	$802,609

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue

Gross premiums earned	$109,056	$90,165	$415,918	$342,079
Premiums ceded	(44,154)	(31,467)	(153,458)	(125,765)

Net premiums earned	64,902	58,698	262,460	216,314

Net investment income	1,320	2,517	4,564	13,642
Net realized investment gains (losses)	1,632	281	1,000	(254)
Net unrealized investment gains	1,260	689	679	7,950
Net other-than-temporary impairment losses	—	(289)	—	(289)
Credit losses on investments	(15)	—	(611)	—
Policy fee income	951	823	3,522	3,229
Gain on involuntary conversion	—	—	36,969	—
Other	263	512	1,854	1,882

Total revenue	70,313	63,231	310,437	242,474

Expenses

Losses and loss adjustment expenses	40,372	28,898	160,036	107,514
Policy acquisition and other underwriting expenses	14,832	11,759	53,859	42,497
General and administrative personnel expenses	5,860	7,799	33,829	31,112
Interest expense	2,888	2,927	11,734	13,055
Loss on repurchases of convertible senior notes	—	—	150	—
Loss on extinguishment of debt	—	—	98	—
Other operating expenses	3,449	3,072	13,803	12,203

Total expenses	67,401	54,455	273,509	206,381

Income before income taxes	2,912	8,776	36,928	36,093

Income tax expense	205	2,344	9,348	9,517

Net income	$2,707	$6,432	$27,580	$26,576

Basic earnings per share	$0.35	$0.84	$3.55	$3.32

Diluted earnings per share	$0.35	$0.82	$3.49	$3.31

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Year Ended
GAAP	December 31, 2020			December 31, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$2,707			$27,580
Less: Income attributable to participating securities	(145)			(1,462)

Basic Earnings Per Share:
Income allocated to common stockholders	2,562	7,357	$0.35	26,118	7,351	$3.55

Effect of Dilutive Securities:
Stock options	—	39		—	23
Convertible senior notes*	—	—		7,705	2,320

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$2,562	7,396	$0.35	$33,823	9,694	$3.49

*For the three months ended December 31, 2020, convertible senior notes were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
GAAP net income	$2,707	$27,580
Net unrealized investment losses (gains)	$(1,260)	$(679)
Less: Tax effect at 24.52182%	$309	$167
Net adjustment to Net income	$(951)	$(512)
Non-GAAP Adjusted Net income	$1,756	$27,068

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Year Ended
Non-GAAP	December 31, 2020			December 31, 2020
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$1,756			$27,068
Less: Income attributable to participating securities	(92)			(1,434)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	1,664	7,357	$0.23	25,634	7,351	$3.49

Effect of Dilutive Securities:
Stock options	—	39		—	23
Convertible senior notes*	—	—		7,705	2,320

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$1,664	7,396	$0.22	$33,339	9,694	$3.44

*For the three months ended December 31, 2020, convertible senior notes were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
GAAP diluted Earnings Per Share	$0.35	$3.49
Net unrealized investment losses (gains)	$(0.17)	$(0.07)
Less: Tax effect at 24.52182%	$0.04	$0.02
Net adjustment to GAAP diluted EPS	$(0.13)	$(0.05)
Non-GAAP Adjusted diluted EPS	$0.22	$3.44